Exhibit 4.26
FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # [______]	NUMBER OF RIGHTS: [______]
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [______], 2016 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT.
CYTORI THERAPEUTICS, INC.
(Incorporated under the laws of the State of Delaware)
SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing non-transferable Subscription Rights, each to purchase Units of Cytori Therapeutics, Inc., each Unit consisting of one share of Common Stock and one warrant representing the right to purchase one share of Common Stock
Subscription Price: $[______] per Unit
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [______], 2016,
SUBJECT TO EXTENSION OR EARLIER TERMINATION.
THIS CERTIFIES THAT
the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights ("Subscription Rights") set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase (the "Basic Subscription Right") one Unit of Cytori Therapeutics, a Delaware corporation, at a subscription price of $[______] per Unit (the "Subscription Price"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Cytori Therapeutics, Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. Each Unit consists of one share of common stock, par value of $0.001 ("Common Stock"), and one warrant representing the right to purchase one share of common stock. Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional Units that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration and stock ownership limitations, as described in the Prospectus (the "Over-subscription Privilege"). The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit. If the subscriber attempts to exercise its Over-subscription Privilege and the Company is unable to issue the subscriber the full amount of Units requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction.
This Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent.
WITNESS the seal of Cytori Therapeutics, Inc. and the signatures of its duly authorized officers.
Dated: [______], 2016

Marc H. Hedrick, M.D., President & Chief Executive Officer	Tiago Girão, Chief Financial Officer

COUNTERSIGNED AND REGISTERED:

By:
Broadridge Corporate Issuer Solutions, Inc.

FORM ELECTION TO PURCHASE
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
The registered holder of this Subscription Rights Certificate is entitled to exercise the number of Subscription Rights shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional Units upon the terms and conditions specified in the Prospectus. The undersigned hereby represents, in connection with this election, that the undersigned has not since the Record Date entered into any short sale or similar transaction with respect to the common stock of Cytori Therapeutics, Inc. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Units in the following amounts. To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) below. To subscribe for additional Units pursuant to your Over-subscription Privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:	X	$[______]	=	$
Number of Units		Subscription price		Payment enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your Basic Subscription Right in full, you may subscribe for additional Units pursuant to your Over-subscription Privilege

Over-Subscription Privilege:	X	$[______]	=	$
Number of Units		Subscription price		Payment enclosed

(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $

(d)	IF YOU SPOKE WITH A BROKER WHO SOLICITED SUCH EXERCISE, PLEASE INDICATE THE NAME OF THE PERSON YOU SPOKE WITH:

METHOD OF PAYMENT (CHECK ONE):	☐	CERTIFIED CHECK DRAWN ON A U.S. BANK, payable to "Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Cytori Therapeutics, Inc."

☐
Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at __________, ABA: ________, Account #: ________ FBO Cytori Therapeutics, Inc., with reference to the name of the Subscription Rights holder.

	☐	U.S. POSTAL MONEY ORDER, payable to "Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Cytori Therapeutics, Inc."

☐
UNCERTIFIED PERSONAL CHECK, payable to "Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Cytori Therapeutics, Inc." (which must clear before the Expiration Date to be considered a valid form of payment; please see Prospectus and Instructions)

I acknowledge receipt of the Prospectus in connection with the Rights Offering and agree to its terms. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the Subscription Rights.

Signature(s) of Subscriber(s)	Signature(s) of Subscriber(s)
IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please print name and title of authorized signer.

FOR INSTRUCTIONS ON THE USE OF CYTORI THERAPEUTICS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT, AT (855) 793-5068 (TOLL FREE).